CONCENTRIC ENERGY CORP.

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made as of this 15th day of November, 2007 (the “Date of Grant”), by and among Concentric Energy Corp., a Nevada corporation (the “Company”) and The Rockell Nathan Hankin Living Trust ("Shareholder").

WHEREAS, concurrently herewith, the Company and Rockell N. Hankin (the “Shareholder’s Trustee”), are entering into an agreement (the “Retention Agreement”) relating to the Shareholder’s Trustee’s retention as Chairman of the Board of Directors by the Company;

WHEREAS, in connection with such retention, the Company has agreed to sell Shareholder 133,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company to Shareholder and Shareholder desires to purchase the same from the Company, on the terms and subject to the conditions set forth in this Agreement.

ARTICLE I

SALE OF RESTRICTED SHARES

1.1 Exercise. Shareholder hereby purchases 133,000 shares (“Restricted Shares”) of the Company’s Stock (“Stock”) at an Purchase Price of $0.001 per share (“Purchase Price”).

1.2 Payment. Concurrently with the delivery of this Agreement to the Corporate Secretary of the Company, Shareholder shall pay the Purchase Price for the Restricted Shares, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) with respect to the Restricted Shares.

1.3 Delivery of Certificates. The certificates representing the Restricted Shares hereunder shall be held in escrow by the Corporate Secretary of the Company in accordance with the provisions of Article VI.

1.4 Stockholder Rights. Until such time as the Company actually exercises its Repurchase Right under this Agreement, Shareholder (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Restricted Shares, including the Restricted Shares held in escrow under Article VI, subject, however, to the transfer restrictions of Article IV.

ARTICLE II

SECURITIES LAW COMPLIANCE

2.1 Exemption from Registration. The Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are issued to Shareholder pursuant to regulatory and statutory exemptions from the 1933 Act, including without limitation Regulation D.

2.2 Restricted Securities.

Shareholder hereby confirms that Shareholder has been informed that the Restricted Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Restricted Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Shareholder hereby acknowledges that Shareholder is prepared to hold the Restricted Shares for an indefinite period and that Shareholder is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Restricted Shares from the registration requirements of the 1933 Act.

2.3 Disposition of Shares. Shareholder hereby agrees that Shareholder shall make no disposition of the Restricted Shares (other than a permitted transfer under Section 4.1) unless and until there is compliance with all of the following requirements:

(a) Shareholder shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

(b) Shareholder shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares.

(c) Shareholder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (i) the proposed disposition does not require registration of the Restricted Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Company shall not be required (i) to transfer on its books any Restricted Shares which have been sold or transferred in violation of the provisions of this Article II nor (ii) to treat as the owner of the Restricted Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement.

2.4 Restrictive Legends. In order to reflect the restrictions on disposition of the Restricted Shares, the stock certificates for the Restricted Shares will be endorsed with restrictive legends, including one or more of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (B) SATISFACTORY ASSURANCES TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO A RESTRICTED STOCK AGREEMENT DATED AS OF THE DATE OF GRANT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT SUBJECTS THESE SECURITIES TO A SUBSTANTIAL RISK OF FORFEITURE AND TO RESTRICTIONS ON TRANSFER. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

ARTICLE III

SPECIAL TAX ELECTION

3.1 Section 83(b) Election. Shareholder understands that under section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on such lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to repurchase the Restricted Shares pursuant to the Repurchase Right provided under Article V of this Agreement. Shareholder understands that he/she may elect under section 83(b) of the Code to be taxed at the time the Restricted Shares are acquired hereunder, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the Date of Grant. Even if the fair market value of the Restricted Shares at the Date of Grant equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT B HERETO. SHAREHOLDER UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY THE SHAREHOLDER AS THE FORFEITURE RESTRICTIONS LAPSE.

SHAREHOLDER ACKNOWLEDGES THAT IT IS SHAREHOLDER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF SHAREHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Shareholder must retain two (2) copies of the completed form for filing with his or her state and federal tax returns for the current tax year and an additional copy for his or her records.

3.2 Tax Consequences. It is the intent of the parties that, subject to the election of Shareholder pursuant to Section 3.1 hereof, the issuances of the Restricted Shares shall not be a taxable transaction, and that the Shareholder shall be responsible for the payment of taxes associated with the lapse of forfeiture restrictions on the Restricted Shares as such lapses occur.

ARTICLE IV

TRANSFER RESTRICTIONS

4.1 Restriction on Transfer. Shareholder shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are subject to the Company’s Repurchase Right under Article V. Such restriction on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Restricted Shares provided and only if the Shareholder obtains the Company’s prior written consent to such transfer, (ii) a transfer of title to the Restricted Shares effected pursuant to the Shareholder’s will or the laws of intestate succession or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by the Shareholder in connection with the acquisition of the Restricted Shares.

4.2 Transferee Obligations. Each person (other than the Company) to whom the Restricted Shares are transferred by means of one of the permitted transfers specified in Section 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Company’s Repurchase Right granted hereunder and (ii) the market stand-off provisions of Section 4.4, to the same extent such shares would be so subject if retained by the Shareholder.

4.3 Definition of Owner. For purposes of Articles IV, V, and VI of this Agreement, the term “Owner” shall include the Shareholder and all subsequent holders of the Restricted Shares who derive their chain of ownership through a permitted transfer from the Shareholder in accordance with Section 4.1.

4.4 Market Stand-Off Provisions.

(a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Company’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Restricted Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed the period required from similarly situated stockholders of the Company. The provisions of this Section 4.4 shall remain in effect for the two-year period immediately following the effective date of the Company’s initial public offering and shall thereafter terminate and cease to have any force or effect.

(b) Owner shall be subject to the market stand-off provisions of this Section 4.4 provided and only if the officers and directors of the Company are also subject to similar arrangements.

(c) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Stock effected as a class without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Restricted Shares shall be immediately subject to the provisions of this Section 4.4, to the same extent the Restricted Shares are at such time covered by such provisions.

(d) In order to enforce the limitations of this Section 4.4, the Company may impose stop-transfer instructions with respect to the Restricted Shares until the end of the applicable stand-off period.

ARTICLE V

REPURCHASE RIGHT

5.1 Grant. The Company is hereby granted the right (the “Repurchase Right”) exercisable at any time during the ninety (90)-day period (or such longer period as may be agreed by the Company and the Shareholder, the Shareholder’s Trustee or the Shareholder’s representative) following the date the Shareholder’s Trustee ceases to serve as a member of the Board of Directors (or any successor thereto) solely as a result of either his (i) voluntary resignation or (ii) removal from the Board for breach of fiduciary duty, but for no other reason and under no other circumstance, to repurchase at the Purchase Price all or any portion of the Restricted Shares in which the Shareholder has not acquired a vested interest in accordance with the vesting provisions of Section 5.3 (such shares to be hereinafter called the “Unvested Shares”). It is acknowledged and agreed that the Shareholder’s Trustee’s resignation shall not be deemed voluntary for purposes of this Section 5.1 if it is for Good Reason (as defined in the Retention Agreement).

5.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable ninety (90)-day period specified in Section 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with Section 6.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid to the Company for the Unvested Shares which are to be repurchased.

5.3 Termination of the Repurchase Right.

(a) The Repurchase Right provided for in Section 5.1 shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to the Restricted Shares one-third on the Anniversary Date of this Agreement in each of 2008, 2009, and 2010, and such Restricted Shares shall accordingly be deemed to be vested; provided, however, that if on any date on which the Restricted Shares would otherwise vest, Owner would be in violation of (i) the provisions of Section 4.4 hereof or any similar lock-up agreement; (ii) Company policy as to sale of securities by directors or (iii) Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any similar or successor law or regulation applicable to the Company or its successor) were Owner to sell any of the Restricted Shares, then in each such case, the foregoing vesting date shall be delayed until the first date on which Owner would no longer be in violation of the applicable provision or provisions. It is acknowledged that no such delay would be required to the extent an effective Rule 10b5-1 trading plan or other effective legal device is in effect on a vesting date and has the effect of vitiating the potential violation referred to in clause (iii) above. All Restricted Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the market stand-off provisions of Section 4.4. Notwithstanding the above, in no event will the Restricted Shares be deemed to be vested if at the time the Repurchase Right lapses, the Restricted Shares are not then traded on National Securities Exchange (as defined in the Exchange Act) or the Toronto Stock Exchange; provided, however, that the restriction in this sentence shall cease to apply upon the first Anniversary on which the relevant Repurchase Right would have lapsed (or such earlier time as the Restricted Shares shall have been so listed), subject in each case to the provisions of clauses (i) through (iii) of this Section 5.3(a).

(b) The Repurchase Right shall also terminate immediately prior to the consummation of a Change in Control. “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) not presently in possession of such beneficial ownership is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

5.4 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Restricted Shares shall be immediately subject to the Repurchase Right, but only to the extent and in proportion to the Restricted Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Restricted Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

ARTICLE VI

ESCROW

6.1 Deposit. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporate Secretary of the Company to be held in accordance with the provisions of this Article VI. Each deposited certificate shall be accompanied by a duly-executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporate Secretary pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 6.3. Upon delivery of the certificates (or other assets and securities) to the Corporate Secretary of the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow.

6.2 Recapitalization. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company’s outstanding Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporate Secretary to be held in escrow under this Article VI, but only to the extent and in proportion to the Unvested Shares are at the time subject to the escrow requirements of Section 6.1.

6.3 Release/Surrender. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

(a) Should the Company (or its assignees) elect to exercise the Repurchase Right under Article V with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

(b) As the interest of the Shareholder in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article V, the certificates for such vested shares (as well as all other vested assets and securities) may be released from escrow and delivered to the Owner in accordance with the following schedule:

i. The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial vesting period hereunder.

ii. Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at annual intervals thereafter following the expiration of each vesting period.

iii. Upon the Shareholder’s cessation of service with the Company, any escrowed Restricted Shares (or other assets or securities) in which the Shareholder is at the time vested shall be promptly released from escrow.

iv. Upon any earlier termination of the Company’s Repurchase Right in accordance with the applicable provisions of Article V, any Restricted Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

(c) All Restricted Shares (or other assets or securities) released from escrow in accordance with the provisions of subsection (ii) above shall nevertheless remain subject to (I) the market stand-off provisions of Section 4.4 until such provisions terminate in accordance therewith.

ARTICLE VII

GENERAL PROVISIONS

7.1 Assignment. The Company may assign its Repurchase Right under Article V to any person or entity selected by the Company’s Board of Directors, including (without limitation) one or more stockholders of the Company.

If the assignee of the Repurchase Right is other than a one hundred percent (100%) owned subsidiary Company of the Company or the parent Company owning one hundred percent (100%) of the Company, then such assignee must make a cash payment to the Company, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for the Unvested Shares thereunder.

7.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary Companies of the Company:

(a) Any Company (other than the Company) in an unbroken chain of Companies ending with the Company shall be considered to be a parent Company of the Company, provided each such Company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

(b) Each Company (other than the Company) in an unbroken chain of Companies beginning with the Company shall be considered to be a subsidiary of the Company, provided each such Company (other than the last Company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

7.3 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Shareholder any right to continue to be retained by the Company in any capacity (or any parent or subsidiary Company of the Company retaining Shareholder) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary Company of the Company employing or retaining Shareholder) or the Shareholder, which rights are hereby expressly reserved by each, to terminate the Shareholder’s relationship to the Company at any time for any reason whatsoever, with or without cause.

7.4 Notices. Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Restricted Shares covered thereby shall be given in writing and shall be deemed effective (i) upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section 7.4 to all other parties to this Agreement or (ii) if communicated via electronic mail, to the electronic email address of the Company's general counsel (or chief financial officer if the Company has no general counsel) and, in the case of Shareholder, to the email address provided by Shareholder to the Company for business communications.

7.5 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Repurchase Right granted under Article V shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Shareholder or the Shareholder’s spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

7.6 Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1 Shareholder Undertaking. Shareholder hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Shareholder or the Restricted Shares pursuant to the express provisions of this Agreement.

8.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state without resort to that state’s conflict-of-laws rules.

8.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Shareholder and the Shareholder’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

8.6 Power of Attorney. Shareholder’s spouse hereby appoints Shareholder his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Shareholder’s spouse further gives and grants unto Shareholder as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Shareholder shall lawfully do and cause to be done by virtue of this power of attorney.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement on the day and year first indicated above.

CONCENTRIC ENERGY CORP.

By:	/s/ Thomas F. Fudge

Name:	Thomas F. Fudge

Title:	President & CEO

Address:	3550 Sabin Brown Rd, Suite 3
Wickenburg, AZ 25390

SHAREHOLDER

THE ROCKELL NATHAN HANKIN LIVING TRUST

By:	/s/ Rockell N. Hankin

Name:	Rockell N. Hankin, as Trustee

Address:	560 N. Beverly Glen Blvd
Los Angeles, CA 90077

SIGNATURE PAGE TO RESTRICTED STOCK PURCHASE AGREEMENT

Consent of Spouse

The undersigned spouse of Shareholder has read and hereby approves the foregoing Restricted Stock Purchase Agreement. In consideration of the Company’s granting the Shareholder the right to acquire the Restricted Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Company (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.

Signature:	/s/ Lisa Winship Hankin
Shareholder’s Spouse

Name:	Lisa Winship Hankin

Address:	560 N. Beverly Glen Blvd
Los Angeles, CA 90077

EXHIBIT A
RESTRICTED STOCK PURCHASE AGREEMENT

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto Concentric Energy Corp. (the “Company”) ___________________________ shares of the Stock of the Company standing in his\her name on the books of the Company represented by Certificate(s) No(s). ___________ delivered herewith and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Date: ______________________      Signature: __________________________

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Shareholder.

EXHIBIT B
RESTRICTED STOCK PURCHASE AGREEMENT

SECTION 83(b) TAX ELECTION

This statement is being made under section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:   _____________________________________________

Address:          _____________________________________________

Taxpayer ID Number: _____________________________________________

(2)	The property with respect to which the election is being made is _____________ shares of the Stock of Concentric Energy Corp.

(3)	The property was issued on ___________________ 20____.

(4)	The taxable year in which the election is being made is the calendar year 20____.

(5)
The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if taxpayer’s retention by the issuer is terminated. The issuer’s repurchase right lapses in a series of annual installments over a three (3)-year period ending on ________________________.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7)	The amount paid for such property is $0.001 per share.

(8)	A copy of this statement was furnished to Concentric Energy Corp., for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed as of: _______________________.

_______________________________
(Signature of Taxpayer)

Filing Instructions: This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Purchase Agreement.

Note: This page 2 should be attached only if you are exercising an Incentive Stock Option.

SPECIAL PROTECTIVE ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE WITH RESPECT TO PROPERTY ACQUIRED UPON EXERCISE OF AN INCENTIVE STOCK OPTION

The property described in the above section 83(b) election is comprised of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under section 422 of the Code. Accordingly, it is the intent of the taxpayer to utilize this election to achieve the following tax results:

1. The purpose of this election is to have the alternative minimum taxable income attributable to the Restricted Shares measured by the amount by which the fair market value of such shares at the time of their transfer to the taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the Restricted Shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Internal Revenue Code.

2. Section 421(a)(1) of the Code expressly excludes from income any excess of the fair market value of the Restricted Shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a “disqualifying disposition” of the shares, within the meaning of section 421(b) of the Code, which would otherwise render the provisions of section 83(a) of the code applicable at that time. Consequently, the taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the Restricted Shares on the date of transfer to the taxpayer over the amount paid for such shares. Since section 421(a) presently applies to the shares which are the subject of this section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the taxpayer as a result of this election.

Filing Instructions: This form should be filed with the Internal Revenue Service Center with which taxpayer files his/her federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Purchase Agreement.